                                                                     EXHIBIT 3.3


                         CERTIFICATE OF INCORPORATION
                                      OF
                          PRICE CELLULAR CORPORATION


        THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST: The name of the corporation is PRICE CELLULAR CORPORATION.

        SECOND: The registered office of the corporation is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

        THIRD: The nature of the business or purposes to be conducted or promoted is:

        To engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Two Thousand (2,000) shares, of which One Thousand (1,000) shares shall be Common Stock, par value one cent ($.01) per share, and One

Thousand (1,000) shares shall be Preferred Stock, par value one cent ($.01) per share. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock and the Preferred Stock are as follows:

        A. Preferred Stock. The Preferred Stock may be issued from time to time
           ---------------
by the Board of Directors as shares of one or more series of Preferred Stock and, subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issue of, or providing for a change in the number of, shares of any particular series and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish or change the number of shares to be included in each such series and to fix the designation and relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include determination of the following:

                (i) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 1,000);

                (ii) the dividend rate and preference on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

                (iii) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and the manner of selecting shares for redemption if less than all shares of such series are to be redeemed;

                (iv) the obligation, if any, of the corporation to retire shares of such series pursuant to a sinking fund;

                (v) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                (vi) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                (vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                (viii) whether or not the holders of shares of such series shall have any preemptive rights with respect to issuance or with respect to the acquisition of treasury shares of any class of shares of the corporation theretofore or thereafter authorized, with respect to the granting by the corporation of rights or options to purchase its shares of any class or the issuance of shares or other securities convertible into or carrying rights or options to purchase, subscribe to or acquire its shares of any class;

                (ix) any other relative rights, preferences and limitations of such series permitted by the General Corporation Law of the State of Delaware.

        8. Common Stock. Subject to all of the rights of the Preferred Stock,
           ------------
and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to paragraph (A) of this Article FOURTH:

                (1) the entire voting power for the election of directors and in any corporate proceeding and upon any matter or question whatever appertaining to the corporation shall be vested exclusively in the holders of the shares of Common Stock;

                (2) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;

                (3) upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

        C. Preemptive Rights. The holders of the Common Stock of the corporation
           -----------------
shall have no preemptive rights with respect to issuance of or with respect to the acquisition of treasury shares of Common Stock or any other class of shares of the corporation now or hereafter authorized, nor with respect to the granting by the corporation of rights or options to purchase its shares of any class or the issuance of shares or other securities convertible into or carrying rights or options to purchase, subscribe to or acquire its shares of any class.

        FIFTH: The name and mailing address of the sole incorporator is: Dawn E. Hollworth, Esq., 300 Park Avenue, New York, New York 10022.

        SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation:

        (1) The number of directors of the corporation shall be the number from time to time fixed by, or in the manner provided in, the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

        (2) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

        (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract or act, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

        (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been made.

        SEVENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and, as provided in said section, shall advance expenses, including reasonable attorneys' fees, of any and all such persons, and the indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, officers or others are subject to this reserved power.

        IN WITNESS WHEREOF, I have hereunto set my hand, the 25th day of May, 1988.


                                        /s/ Dawn E. Hollworth
                                        ----------------------------
                                        Dawn E. Hollworth
                                        Sole Incorporator

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                          PRICE CELLULAR CORPORATION


                             --------------------

              (Under Section 242 of the General Corporation Law)

        The undersigned, being President and Secretary of Price Cellular Corporation, do hereby certify and set forth:

        1. The name of the corporation is Price Cellular Corporation (the "Corporation").

        2. The Certificate of Incorporation was filed by the Secretary of State on May 26, 1988.

        3. Article FIRST of the Certificate of Incorporation of the Corporation, which sets forth the name of the Corporation, is hereby amended to read in its entirety as follows:

        "FIRST: The name of the Corporation
        is PRICELLULAR CORPORATION."

        4. The amendment effected herein was authorized by written consent of the sole director followed by the written consent of the sole stockholder of the Corporation.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of the 9th day of June, 1988 and the undersigned affirm that the statements made herein are true under penalties of perjury.


                                        PRICE CELLULAR CORPORATION

                                        By: /s/ Robert Price
                                           ------------------------------
                                           Robert Price, President

                                    Attest: /s/ Ellen S. Fader
                                           ------------------------------
                                           Ellen S. Fader, Secretary

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                          OF PRICELLULAR CORPORATION


        PriCellular Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AND SET FORTH:

        FIRST: That the sole director of said corporation, by unanimous written consent, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

        RESOLVED, that the Certificate of Incorporation of PriCellular Corporation be amended by changing the FIRST ARTICLE thereof so that, as amended, said Article shall be and read as follows: "FIRST: The name of the Corporation is Price Communications Cellular Inc."

        SECOND: That in lieu of a meeting and a vote the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said PriCellular Corporation has caused this Certificate of Amendment to be signed by Robert Price, its President, and attested by Alisa Diamond, its Assistant Secretary, this 14th day of February, 1990.

                                PRICELLULAR CORPORATION

                                By: /s/ Robert Price
                                   ------------------------------
                                   Robert Price, President


                                ATTEST:

                                By: /s/ Alisa Diamond
                                   ------------------------------
                                   Alisa Diamond,
                                   Assistant Secretary